UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
Amendment No. 4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BAROLA OIL & GAS CO. INC.
(Name of small business issuer in its charter)

Commission File No. 333-115179

Nevada	1311	91-2146131
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Code Number)	(I.R.S. Employer Identification No.)

852 West Hastings Street
Vancouver, British Columbia, Canada, V6C 1C8
(310) 795-7384
(Address and telephone number of principal executive offices)

Cane & Associates, LLP
3273 E. Warm Springs Rd.
Las Vegas, Nevada, 89120
(702) 312-6255
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of this Prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	10,925,000	$ 0.15	$1,638,750	$ 207.63
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

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PROSPECTUS

BAROLA OIL & GAS CO. INC.
10,925,000 SHARES
COMMON STOCK
----------------
Barola Oil & Gas Co. Inc. (“Barola”) is offering to sell 3,000,000 shares of its common stock on a self-underwritten basis at an offering price of $0.15 per share. There is no minimum number of shares that must be sold in this offering. This is the initial public offering of shares of its common stock will close whenever all of the shares are sold, or 90 days after the effective date of this prospectus, whichever is sooner. The directors have discretion to extend the offering period for an additional 90 days, if necessary.

The selling shareholders named in this prospectus are offering 7,925,000 shares of common stock at an offering price of $0.15 per share. If the shares are quoted in the future on the Over The Counter Bulletin Board or some exchange, selling shareholders may sell shares at market price with the exception of 3,000,000 of the selling shareholder shares which are being offered by affiliates of Barola. These affiliate shares will retain the offering price of $0.15 per share. Barola will not receive any proceeds from shares sold by selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

	Offering Price	Commissions	Proceeds to Barola from its self-underwritten offering before offering expenses (2)	Proceeds to selling shareholders
Per Share in Offering by Barola	$0.15	$0.015 (1)	$0.135
Per Share in Offering by Selling Shareholders	$0.15	$0.00		$0.15
Totals for Offering by Barola	$450,000	$45,000 (1)	$405,000 (2)
Totals for Offering by Selling Shareholders	$1,188,750	$0.00		$1,188,750

(1)	The offering by Barola will be self-underwritten unless it is determined at a later time to sell the offering through the use of underwriters. The table sets forth commission amounts assuming underwriters are used.
(2)	Offering expenses are estimated to be $25,000.00 which will leave Barola proceeds of $380,000.00 if all shares offered by Barola are sold and underwriters are used to sell the offering.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" beginning on page 2.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is: _____________________

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BAROLA OIL & GAS CO. INC.

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PROSPECTUS SUMMARY

The following information is qualified in its entirety by the more detailed information appearing in this prospectus. You should review carefully the entire contents of this prospectus and consult legal and other professional advisors having relative expertise. Care should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.

THE COMPANY

Barola Oil & Gas Co. Inc. was incorporated on May 29, 2001 under the laws of the State of Nevada. Our offices are located at 852 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1C8, ph: (310) 795-7384.

On April 1, 2003, we entered into an agreement with Production Specialties Co. Inc., a California corporation, where we purchased the option to acquire between a Five (5%) percent and Fifty (50%) percent interest in the current ownership by Production Specialties Co. Inc. in a property lying in and around Madera County, California known as “Triangle T Ranch”. As a result of this agreement, we purchased the right to acquire an interest in a portion of this property. Within the Triangle T Ranch Project, there are currently four gas producing wells. This resource property is utilized for the business purpose of mining natural gas. The terms of the agreement contemplate the payment by us to Production Specialties Co. Inc. of a deposit in the amount of $25,000 toward the total purchase price, which purchase price is dependent on what percentage we elect to purchase. The purchase price is set at $34,000 per percentage point purchased. Therefore, the purchase price will be $170,000 if we exercise our option and purchase the minimum of 5% and the purchase price will be $1,700,000 if we exercise our option and purchase the maximum of 50%. Our option on this property is currently unexercised. Within the next twelve months, we intend to exercise our option on this resource property. Following our exercise of this option, we will be responsible for our proportionate share of the expenses and will receive our proportionate shares of all income realized from gas production of the wells on the property. We will not be considered the operator of these wells.

All reserve and cash flow estimates for the Triangle T Ranch project were prepared by a consultant hired by Production Specialties Co., Inc.

We currently employ 1 full-time person. This individual is involved in our daily activities.

We have received a going concern opinion from our auditors because we have not generated revenues, have not yet commenced operations and our net loss from inception to December 31, 2004 is $49,233.

THE OFFERING

Securities Offered

10,925,000 shares of Barola common stock. 3,000,000 of the shares will be offered by Barola on a self-underwritten basis. 7,925,000 of the shares may also be sold from time to time by selling shareholders.

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Offering price

The offering price for all shares of common stock is $0.15 per share. In the event Barola either sells all 3,000,000 shares offered by it or terminates the offering of the 3,000,000 shares, if a public market for our common shares develops, then the actual price of the common stock to be sold thereafter by the selling shareholders may be determined by prevailing market prices at the time of sale. Selling shareholders may sell at the market price only after the shares are quoted on the Over The Counter Bulletin Board or on some exchange. However, shares sold by selling shareholders who are also affiliates of Barola shall retain the offering price of $0.15 per share. Shares in this category total 3,000,000 of the 7,925,000 offered by selling shareholders.

Minimum number of shares to be sold in this offering

None.

Use of Proceeds

If all shares offered by Barola are sold, net proceeds from this offering will be approximately $425,000 and will be used by Barola for working capital and to develop mineral properties or to purchase interests in oil and gas properties. If underwriters are engaged to sell the offering, net offering proceeds will total approximately $380,000. Barola will not receive any proceeds from the sale of common stock by the selling shareholders.

Best Efforts Offering

The offering is being sold by our president on a self-underwritten efforts basis. Management may enter into an underwriting agreement for this offering at a later date.

This offering will expire

This is the initial public offering will close whenever all of the shares are sold, or 90 days after the effective date of this prospectus, whichever is sooner. The directors have discretion to extend the offering period for an additional 90 days, if necessary.

Summary Financial Information

Balance Sheet Data:	For the year ended September 30, 2004 (Audited)	For the three months ended December 31, 2004 (Unaudited)
Cash	$251	$233
Total Assets	$251	$233
Liabilities	$14,841	$19,841
Total Stockholders’ Deficiency	$(14,590)	$(19,608)

Income Statement Data
Net loss for the period	$5,933	$5,018
Net revenues for the period	$0	$0

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RISK FACTORS

Any investment in the common stock involves a high degree of risk. Prospective investors should carefully consider the following information about these risks, together with the other information contained in this prospectus, before they decide whether to buy any Shares. Prospective Investors should carefully consider the following factors concerning the business of Barola Oil & Gas Co. Inc. and the offering, and should consult independent advisors as to the technical, tax, business and legal considerations regarding an investment in shares of our common stock.

Because all of our common stock is being registered for resale, including all of the shares held by our two officers and directors, our business could be impacted if our officers and directors, who own an aggregate of 37.8% of our common stock, sell their common stock to a point where they would lose the ability to control the direction of the company through the voting of those sold shares. In that event, the new shareholders could vote their shares to, among other things, change the manner in which the business is conducted, remove the current board of directors, remove the current officers, sell the business, or close down the business, any one of which events could cause the shareholders to lose some or all of their invested capital. Despite the fact that our current officers and directors are planning to sell their common stock, they intend to continue to serve in this capacity.

There is no active trading market for our common shares therefore investors may not be able to sell their shares. There is currently no active trading market for our common shares, and as such a market may not develop or be sustained. This poses a risk to investors because they may not be able to sell their shares when they need to for various reasons including the financing of their personal living expenses or in case of emergency.

Shareholders may experience dilution of ownership. We are authorized to issue up to 100,000,000 common shares. We have the authority to issue more of the shares, and to determine the rights, preferences and privileges of such shares, without the consent of any of the shareholders. Consequently, the shareholders may experience more dilution in their ownership in the future. Purchasers of shares will experience immediate and substantial dilution in the net tangible book value per share of their investment in the shares.

Because we are conducting a primary offering at the same time that current shareholders are offering their shares, the resulting competition could impair our ability to raise adequate financing. We are offering 3,000,000 shares of our common stock at an offering price of $0.15 per share concurrent with a selling shareholder offering. Our ability to raise adequate financing could be impaired if purchasers of our common stock purchase from the selling shareholders rather than our primary offering.

Risks Related to The Business.

Because we have only recently commenced business operations, we face a high risk of business failure. Because, to date, we have only acquired an option to participate in Triangle T Ranch, we lack a sustained operating history sufficient to give confidence that we will succeed as a business enterprise. Potential purchasers of our stock should be aware of the difficulties normally encountered by new oil and gas companies and the high rate of failure of such enterprises. These risks include, without limitation, the fact that the initial investment in properties may use available start-up capital and not provide producing oil and/or gas properties.

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Unless some of our initial investments provide producing oil and/or gas properties, our business will most likely fail.

We expect to incur operating losses for the foreseeable future. Since inception through to December 31, 2004, we incurred a net loss of ($49,233). Since we expect to continue to invest in unproven properties, it is possible that we will not generate revenue sufficient to pay our expenses for the foreseeable future. We recognize that if we, at some point in the future, are not able to generate revenue from the operations of our properties sufficient to cover our expenses, we will not be able to earn profits or continue operations and any purchasers of our common stock will lose their investment.

If capital is not available to us to expand our business operations, we will not be able to pursue our business plan. We will require substantial additional capital to acquire the optioned interest in Triangle T Ranch and additional properties and to participate in the development of those properties. Cash flows from operations, to the extent available, will be used to fund these expenditures. We intend to seek additional capital from loans from current shareholders and from public and private equity offerings. Our ability to access capital will depend on our success in participating in properties that are successful in exploring for and producing oil and gas at profitable prices. It will also be dependent upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments.

If we were to exercise our option and purchase the maximum interest of 50%, the purchase price of $1,700,000 currently is more than three times the estimated present worth at 10% value. The purchase price upon exercise of our option is set at $34,000 per percentage point purchased. Therefore, if the minimum of 5% is purchased, the purchase price is $170,000 and if the maximum of 50% is purchased, the purchase price is $1,700,000. Based upon an independent reserve report prepared for Production Specialties Co., Inc., the net present value for the specified interests as of September 1, 2004 is estimated to be $1,386,800 when undiscounted and $1,066,000 and $856,500 when discounted at 5 and 10 percent respectively. Theses calculations represent the net present value for entire ownership interests of Production Specialties Co., Inc. Therefore, if we were to purchase the maximum interest of 50%, we would pay $1,700,000 for a return currently estimated to be half of the $856,500 present worth at 10%. In such circumstance, our purchase price would be more than three times the estimated present worth at 10% value.

Since our officers and directors have no previous oil and gas experience, investors cannot rely on our officers and directors as being experts in the area of oil and gas exploration and production which is our business focus. Our officers and directors have no previous oil and gas experience. All business decisions made by them regarding oil and gas exploration and production will be in reliance on the advice of others due to this lack of experience. If reliable advice is not available, it is unlikely the business will succeed.

There may be substantial doubt whether we will continue as a going concern. The Independent Auditor’s Report to our audited financial statements for the year ended September 30, 2004 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified are: we have incurred a net loss since inception; we have not attained profitable operations; and we are dependent upon obtaining adequate financing to fulfill our development activities. Unless we deal successfully with each

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factor identified by our auditors, we may not be able to continue as a going concern and investors will lose their investments.

We are required to indemnify our officers and directors in certain circumstances for claims against them that may bear significant cost therefore reducing our profitability and our ability to continue our business. We are required by section 78.7502 of the Nevada Revised Statutes to indemnify our officers, directors, employees and agents against liability to the company in any proceeding in which such person wholly prevails on the merits. Generally, we may indemnify our officers and directors against such liability if the officer or director acted in good faith believing his or her actions to be in the best interests of the company. These provisions may limit our recovery for any claims against our officers and directors.

Risks Related to The Industry

Oil and gas exploration involves a high degree of risk, and as a result, we may never become commercially viable. Oil and gas exploration involves a high degree of risk. The project in which we hold an interest or the properties in which we may hold an interest in the future may not contain commercial quantities of oil and gas. Hazards such as unusual or unexpected formations and other conditions are involved. Applicable projects may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills against which we cannot insure or against which we may elect not to insure. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and/or result in personal injury. The payment of such liabilities would have a material, adverse effect on the revenue streams we were contemplating from that project.

Depending upon the significance of the particular project when compared with our total holdings at any given time, any such liability could have a material adverse effect upon our business operations.

Volatility of oil and gas prices and markets could make it difficult for us to obtain and sustain profitability and less likely investors in our common stock will receive a return on their investment. Our ability to obtain and sustain profitability is substantially dependent on prevailing prices for natural gas and oil. The amounts of and price obtainable for our oil and gas production will be affected by market factors beyond our control. If these factors are not favorable over time to our financial interests, it is likely that owners of our common stock will lose their investments. Such factors include:

-	the extent of domestic production;
-	the level of imports of foreign oil and gas;
-	the general level of market demand on a regional, national and worldwide basis;
-	domestic and foreign economic conditions that determine levels of industrial production;
-	political events in foreign oil-producing regions; and
-	variations in governmental regulations and tax laws or the imposition of new governmental requirements upon the oil and gas industry.

Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and a variety of additional factors.

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Because estimates of oil and gas reserves require substantial judgment by the engineer, there is a risk that the estimate may not be accurate resulting in less reserves available for future production. Estimates of our proved developed oil and gas reserves appearing in our financial statements are based on reserve reports of a registered engineer. The estimation of reserves requires substantial judgment on the part of a registered engineer, resulting in imprecise determinations. The accuracy of any reserve estimate depends on the quality of available data as well as engineering and geological interpretation and judgment. Actual future production, revenues, geologic success, and quantities of recoverable oil and gas resources may vary substantially from those assumed in the estimates, may result in revisions to such estimates and could materially affect the estimated quantities and related value of reserves set forth in our financial statements. If estimates with respect to the property in which we have an interest do not prove to be accurate, we may not be able to make a profitable return on the property resulting in a loss of a portion or all of any investor’s investment.

There is a high degree of risk that unproved oil and gas properties will not turn out to be commercially viable. Exploration and development of oil and gas resources involve a high degree of risk that no commercial production will be obtained or that the production will be insufficient to recover drilling and completion costs. The cost of drilling, completing and operating wells is often uncertain. Drilling operations on the property in which we have an interest or on properties in which we may, in the future, hold an interest may be curtailed, delayed or cancelled as a result of numerous factors including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs. If we do not obtain a profitable return on the property in which we hold an interest or on properties in which we may invest in the future, it is likely that investors will lose their investments.

We must incur the costs of environmental and other government regulation, which costs may significantly burden us. Oil and gas operations similar to the one in which we have an interest are affected by extensive regulation pursuant to various federal, state and local laws and regulations relating to the exploration for and development, production, gathering and marketing of oil and gas. Oil and gas operations are also subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. New laws or regulations or new interpretations of existing laws and regulations may also increase the cost of regulatory compliance. If properties or oil and gas production in which we have an interest or may have an interest in the future do not comply with applicable regulation, or if industrial accident occurs which creates significant liability under regulations concerning the environment, our operations will be adversely affect and investors in our common stock will likely lose all of their investment.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled “Risk Factors”, “Use of Proceeds” and “Management Discussion and Analysis of Financial Condition and Results of Operations” constitute “forward looking statements”. These statements can be identified by forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “should”, “goal”, “plan”, “intend”, or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements. Actual

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results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

(a)        general economic conditions;
(b)	performance of the energy markets;
(c)	the use of oil and gas as primary energy sources will continue to expand;
(d)	North American producers will continue to compete with third world producers;
(c)        changes in laws and regulations;
(d)        changes in political environment; and
(e)        competition.

USE OF PROCEEDS

The net proceeds we will receive from the sale of the shares of common stock offered by us will be approximately $380,000, if the maximum numbers of shares are sold, after deducting offering expenses of $25,000 and if commissions are paid to underwriters. If the offering is self-underwritten, net proceeds will total approximately $425,000 if all shares offered by Barola are sold.

The principal purpose of this offering is to increase our working capital in order for us to proceed with the execution of our business plan. Our management will have significant flexibility in applying the net proceeds of the offering. Pending any use, the net proceeds of this offering will be placed in an interest bearing bank account.

The actual expenditures of the proceeds of the offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of this offering will be determined by our board of directors in the best interests of advancing our business.

We expect to use the net proceeds from this offering as follows:

	Assuming all shares are sold	Assuming 50% of the shares are sold	Assuming 25% of the shares are sold	Assuming 10% of the shares are sold
Gross Proceeds	$450,000	$225,000	$112,500	$45,000
Offering Expenses	25,000	25,000	25,000	25,000
Net Proceeds	425,000	200,000	87,500	20,000
Purchase of Triangle T Ranch project and/or other-to-be-identified Oil and Gas Interests	350,000	150,000	37,500	-0-
Working Capital	75,000	50,000	50,000	20,000
Total	$450,000 =======	$225,000 =======	$112,500 =======	$45,000 ======

Working capital will be used to support our business operations and pay professional fees which include fees to our legal counsel, our auditors, and other consultants that we may contract to

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provide services to us. We will prioritize the use of the proceeds to first provide us with adequate working capital and then use the remaining proceeds to purchase the Triangle T Ranch project and/or other oil and gas interests that may be later identified.

DETERMINATION OF OFFERING PRICE

The offering price of the 7,925,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business.

DILUTION

The following table illustrates the percentages of investment capital paid by current shareholders of Barola compared to investment capital to be paid by investors in the Barola offering and the percentages held by each in Barola following the offering. It also compares the shares held by each after giving effect to the offering.

	100% Sold	50% Sold	25% Sold	10% Sold
Capital paid by current shareholders and its percentage of total capital paid after giving effect to this offering.	$29,625 6.2%	$29,625 11.6%	$29,625 20.8%	$29,625 40.0%
Capital paid by offering purchasers and its percentage of total capital paid after giving effect to this offering.	$450,000 93.8%	$225,000 88.4%	$112,500 79.2%	$45,000 60.0%
Shares held by current shareholders and the percentage of total shares held by them after giving effect to the offering.	7,925,000 72.5%	7,925,000 84.1%	7,925,000 91.4%	7,925,000 96.4%
Shares held by offering purchasers and the percentage of total shares held by them after giving effect to the offering.	3,000,000 27.5%	1,500,000 15.9%	750,000 8.6%	300,000 3.6%

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of Barola. The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the 3,000,000 shares offered by Barola are sold, if 50% of the 3,000,000 shares are sold, if 25% of the 3,000,000 shares are sold and if 10% of the 3,000,000 shares are sold. Calculations are based on 7,925,000 capital shares outstanding at September 30, 2004, and at the different levels of the offering sold as indicated after the deduction of offering expenses and assuming all shares of Barola sold are on a self-underwritten basis with no commissions paid. The 7,925,000 shares to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution as a result of the sale of those shares.

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Percent of Offering sold	100%	50%	25%	10%
Public offering price per share	$0.15	$0.15	$0.15	$0.15
Net tangible book value per share as of December 31, 2004	($0.002)	($0.002)	($0.002)	($0.002)
Increase per share attributable to investors in this offering	$0.040	$0.022	$0.010	$0.003
Net tangible book value per share as of December 31, 2004, after this Offering	$0.037	$0.019	$0.008	$0.000
Net tangible book value dilution per share to new investors	$0.113	$0.131	$0.142	$0.150
Net tangible book value dilution per share to new investors expressed as a percentage	75.26%	87.24%	94.78%	99.97%

DIVIDEND POLICY

Purchasers of the Shares will participate in dividends based upon the number of shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our common stock. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

SELLING STOCKHOLDERS

The following list of selling stockholders includes: (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares.

The selling stockholders’ table consists of shareholders that received shares as consideration for services performed for the Company and shareholders that purchased shares pursuant to private offerings, dated December 15, 2002, January 1, 2003 and April 23, 2003, which satisfied the requirements of Regulation S of the Securities Act of 1933 (“Regulation S”). The first offering sold shares at $0.001 per share and the second and third offerings sold shares at $0.005 per share.

On or about December 15, 2002, pursuant to Regulation S, we authorized the issuance of 2,500,000 common shares to our President, Mr. Henry Starek, at the price of $0.001 per common share for total gross proceeds to us of $2,500.

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Between January 1, 2003 and January 31, 2003, pursuant to the exemption from registration provided by Regulation S, we accepted subscription agreements from investors to purchase 4,925,000 of our common shares, which were offered at a purchase price of $0.005 per common share for total gross proceeds to us of $24,625. With the exception of Mr.Starek and Mr. Kilburn, the table below that begins on page 10 identifies and lists the names of each investor that purchased shares of our common stock in the exempt offering pursuant of Regulation S conducted between January 1, 2003 and January 31, 2003.

On April 25, 2003, our Director, Duane Kilburn was issued 500,000 common shares pursuant to the exemption from registration provided by Regulation S, at the cost of $0.005 per share for a total value of $2,500 in consideration for his services performed as a director of the Company for the period from April 25, 2002 to April 25, 2003.

Regulation S sets forth conditions under which securities offerings may take place outside of the U.S. without registration under the Securities Act of 1933. Regulation S is available only for offers and sales of securities outside the United States. There are a number of conditions that must be met before a distribution of the shares of a U.S. company can take place offshore. Several of these conditions are discussed below. First, each purchaser of the securities must certify that it is not a U.S. person. Second, no directed selling efforts are made by the issuer in the United States. Third, the securities must contain a legend describing the Regulation S restrictions. Fourth, the issuer is required to refuse to register any transfer not made in accordance with Regulation S. Lastly, each confirmation of a purchase of such shares must contain a notice to the purchaser describing the Regulation S restrictions.

The sale price of our common stock was the result of negotiations between the respective purchasers and the Company and was not based on book value or our assets.

As of February 17, 2005, there were 7,925,000 shares of our common stock outstanding. None of our selling shareholders in this prospectus are broker-dealers or affiliates of broker-dealers.

Name of Beneficial Owner	Amount of Beneficial Ownership Prior to this Offering (1)		Shares of Common Stock Being Sold Pursuant to This Prospectus (2)	Shares of Common Stock Beneficially Owned After this Offering
	Number	Percent	Number	Number	Percent
Henry Starek	2,500,000	31.5%	2,500,000	0	0%
Duane Kilburn	500,000	6.3%	500,000	0	0%
Jean Currie	375,000	4.7%	375,000	0	0%
Dianne Lasik	375,000	4.7%	375,000	0	0%
Butch Lasik	375,000	4.7%	375,000	0	0%
Cam Currie	375,000	4.7%	375,000	0	0%
Beverly Currie	375,000	4.7%	375,000	0	0%
Doug McGinn	375,000	4.7%	375,000	0	0%
Carleen Currie	375,000	4.7%	375,000	0	0%
Mike Lamont	375,000	4.7%	375,000	0	0%
Laurel Lamont	375,000	4.7%	375,000	0	0%
Massimo Cusano	250,000	3.2%	250,000	0	0%
Marcella Cusano	250,000	3.2%	250,000	0	0%
Douglas Bolen	250,000	3.2%	250,000	0	0%
Jennifer Crosby	250,000	3.2%	250,000	0	0%

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Aaron Keay	25,000	*	25,000	0	0%
Scott Simser	25,000	*	25,000	0	0%
Michael Veinot	25,000	*	25,000	0	0%
Hugh McPherson	25,000	*	25,000	0	0%
Carol McPherson	25,000	*	25,000	0	0%
Francis Buys	25,000	*	25,000	0	0%
Toni Vodola	25,000	*	25,000	0	0%
Scott Duncan	25,000	*	25,000	0	0%
Marlene Duncan	25,000	*	25,000	0	0%
R.B. Duncan	25,000	*	25,000	0	0%
Mary Duncan	25,000	*	25,000	0	0%
Nancy Quinlan	25,000	*	25,000	0	0%
Holly Duncan (Custodian for Case Buys)	25,000	*	25,000	0	0%
Holly Duncan	25,000	*	25,000	0	0%
Sheila Starek	25,000	*	25,000	0	0%
Wendy Clayford	25,000	*	25,000	0	0%
Darren Starek	25,000	*	25,000	0	0%
Brad Morrice	25,000	*	25,000	0	0%
Janice Morrice	25,000	*	25,000	0	0%
Carlos Cervantes	25,000	*	25,000	0	0%
Massimo Piscopo	25,000	*	25,000	0	0%
Carla Piscopo	25,000	*	25,000	0	0%
TOTAL (3)	7,925,000	100%	7,925,000	0	0%

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* - Less than 1%

(1)  Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or exercisable within sixty days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

The named party has sole voting and investment power over all shares or rights to those shares. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. With the exception of Henry Starek, President and Duane Kilburn, director, none of the selling shareholders:

-	has had any material relationship with the Company other than as a shareholder at any time; or
-	has ever been an officer or director of the Company or its affiliates.

(2)  Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering.

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(3)  As of the date of this prospectus, there are no outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.

PLAN OF DISTRIBUTION

Shares offered by Barola

The following officer and director is selling the common stock being offered by Barola through this prospectus:

Name of Officer/Director	Position
Henry Starek	President and Director

Mr. Starek is not registered as a broker-dealer under the Securities Act of 1934 and is relying on Rule 3a4-1 under the 1934 Act to allow him to sell the shares as an officer of Barola. We believe that Mr. Starek is qualified under this rule because:

•	he is not subject to a statutory disqualification as set forth in section 3(a)(39) of the Securities Exchange Act of 1934;
•	he will not be compensated for his participation in the offering by the payment of commissions or other remuneration based directly or indirectly on the sale of the offering;
•	he has never been and will not be at the time of his participation in the offering an associated person of a broker or dealer;
•	he has never participated before in selling an offering for any issuer; and
•	he will perform substantial duties for Barola other than in connection with the sale of the shares.

In order to make the necessary sales, this officer and director plans to directly contact selected individuals and entities with whom he has a prior relationship and whom he believes will have an interest in the offering. We will register the shares we are offering or comply with an exemption from state registration in all states which Mr. Starek will make offers and sales. At the present time, Mr. Starek has not contacted any individuals or entities regarding this offering.

Management may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters. If we enter into an underwriting agreement after this offering becomes effective, we will file with the SEC a post-effective amendment identifying the underwriter and providing material information about the underwriting arrangements.

We are therefore offering the shares on a self-underwritten basis. There is no minimum number of shares required to be sold in this offering.

In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the shares payable to Barola Incorporated.

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We may reject or accept any subscription in whole or in part at our discretion. We will not establish any escrow account and all funds received in this offering may be used immediately upon receipt.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for. If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be promptly returned by us to the subscriber.

Shares offered by selling shareholders

This prospectus is part of a registration statement that enables the selling shareholders to sell their shares. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective. Furthermore, the selling shareholders' selling efforts shall be limited to unsolicited brokerage transactions that comply with the provisions of Regulation M.

Generally, under Regulation M, selling shareholders are prohibited during a distribution from bidding, purchasing, or attempting to induce others to bid for or purchase securities being issued in a distribution. On exception to the general rule is to the selling shareholders are permitted to solicit offers to buy only those securities that are being distributed. Unsolicited purchases that are not effected from or through an inter-dealer quotation system are also permitted.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	In short sales; or
4.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.15 per share until such time as the shares of our common stock become traded on the Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

It should be noted that 3,000,000 of the 7,925,000 shares offered by selling shareholders are held by affiliates of Barola. Henry Starek, our President, owns 2,500,000 of such shares and Duane

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Kilburn, Director, owns the remaining 500,000 of such shares. The offering price of these 3,000,000 shares will not change with prevailing market prices and will remain at $0.15 per share for the duration of the offering.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of their common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

We estimate that we will incur costs in the amount of approximately $2,000 that are solely attributable to the selling shareholder offering. The estimated combined costs of both the selling shareholder offering and our primary offering are listed below.

Securities and Exchange Commission registration fee	$ 208
Transfer Agent Fees	$ 1,500
Accounting fees and expenses	$ 7,500
Legal fees and expenses	$ 9,792
Blue Sky fees and expenses	$ 5,000
Printing and Engraving Expenses	$ 1,000
Total (1)	$25,000 =====

(1) If underwriters are used to sell the offering, they will be paid commissions of up to 10% creating additional offering expenses of $45,000 if all shares offered by Barola are sold.

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LEGAL PROCEEDINGS

We are not aware of any legal proceedings against us. We may however be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information regarding the executive officers and directors of Barola Oil & Gas Co., Inc. as of February 17, 2005.

Name	Age	Title	Term of
Henry Starek	68	President, Secretary, Chief Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, Chairman of the Board	1 Year
Duane Kilburn	46	Director	1 Year

Henry Starek

Mr. Starek Was the Deputy Chief of Police with the Vancouver Police Department from 1983 to 1993, after which he retired. Mr. Starek has not been employed since his retirement in 1993. Prior to 1983, Mr. Starek was employed by the Vancouver Police Departments since 1964 as a Probationary Constable, Corporal, Detective, Sergeant, Staff Sergeant, Inspector, Superintendent and ultimately Deputy Police Chief. Mr. Starek attended the University of British Columbia in the Faculty of Arts and Science from 1957 to 1960. He attended the same university in the Faculty of Law from 1968 to 1969. From 1971 to 1973, he attended the Center of Continuing Education, University of British Columbia and obtained a Certificate of Criminology. He further attended the same University from 1974 to 1975 in the Faculty of Commerce and Business Administration.

Mr. Starek’s personal affiliations include memberships in the following: Canadian Association of Chiefs of Police, F.B.I. National Academy Associates, Washington Chapter, Royal Canadian Air Force Association, Vancouver Police Superannuated Police Officers Association and the Royal Canadian Mounted Police Veterans Association.

Duane Kilburn

From November, 2001 to the present, Mr. Kilburn is a Class 1 Truck driver for Waste-Not Disposal in Vancouver, British Columbia. From July 1998 to November 2001, Mr. Kilburn was a bus driver for Perimeter Bus Lines. From November 1997 to February 1998, Mr. Kilburn was a Merchandiser for Coca Cola in Vancouver, British Columbia. From September 1997 to November 1997, he was employed as a Class 1 truck driver for Van-Kam Freight Ways in Vancouver, British Columbia and from December 1995 to September 1997, Mr. Kilburn was employed as a bus driver for Vancouver Tours and Transit running the Air Porter busses. From 1989 to 1994, Mr. Kilburn was a real estate agent for RE/MAX in Vancouver, British Columbia.

Mr. Kilburn received his Real Estate License through the University of British Columbia in 1989 and received Diplomas in Effective Supervision in 1982 and a Diploma in Marketing from the British Columbia Institute of Technology in 1984.

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SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT

The following table sets forth, as of February 17, 2005, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

NAME	AMOUNT AND NATURE OF BENEFICIAL SHARES OWNED	PERCENT OF OUTSTANDING OWNERSHIP
Henry Starek	2,500,000 common shares	31.5%
Duane Kilburn	500,000 common shares	6.3%

The percent of class is based on 7,925,000 shares of common stock issued and outstanding as of February 17, 2005.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

DESCRIPTION OF SECURITIES

The following description of our authorized capital stock is subject to the detailed provisions of our Articles of Incorporation. Our Articles of Incorporation are included as exhibit 3.1 to the registration statement.

General

The total amount of common shares authorized for issuance by our Articles of Incorporation is 100,000,000. As of February 17, 2005, there were 7,925,000 shares of common stock issued and outstanding and 37 stockholders of record. There has been no issuance of any warrants or options to date. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of Directors, each holder of common stock shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Currently, there are two members on our Board of Directors. There are no preemptive rights associated with the securities and no cumulative voting is authorized by our Articles of Incorporation or our By-Laws.

Dividend Rights

Purchasers of the Shares offered hereby will participate in dividends based upon the number of Shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide, that the Board of Directors may, from time to time declare, and we may pay dividends on our outstanding shares in the manner and upon the terms and conditions provided by law.

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We have never declared or paid any cash dividends on our voting ordinary shares. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

Redemption

There are no redemption provisions applicable to our common stock.

Liquidation Rights

If we shall be wound up whether the liquidation is voluntary, under the supervision of or by the Court, the liquidator may, with the required authority, divide among the shareholders in specie or kind the whole or any part of our assets, and whether or not the assets shall consist of property of one kind or properties of different kinds, and may for such purpose set such value as he deems fair upon one or more or classes of property, and may determine how such different classes of shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of shareholders as the liquidator with the like authority shall think fit, and our liquidation may be closed and dissolved.

Certain Provisions of the Articles of Incorporation

Our Articles of Incorporation provide that we may indemnify any and all of our directors, officers, employees or agents or former directors, officers, employees or agents or any person or persons who may have served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which we own capital stock or of which we are a creditor, to the full extent permitted by law; and such indemnity shall include, but not be limited to, the expense, including the cost of any judgments, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a director, officer, employee or agent as herein provided. The foregoing right of indemnity shall not be exclusive of any other rights to which any directors, officer, employee or agent may be entitled as a matter of law or which may be lawfully granted.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in us. Nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Morgan & Company, Chartered Accountants, have audited our financial statements included in this Prospectus. These financial statements are included in reliance on Morgan & Company’s report, due to their authority as experts in accounting and auditing.

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LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of the Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any director or officer of the company for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

History and Background

Barola Oil & Gas Co. Inc. was incorporated on May 29, 2001 under the laws of the State of Nevada. Our offices are located at 852 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1C8. (310) 795-7384.

On May 29, 2001, we filed our Articles of Incorporation with the Secretary of State of Nevada, in which among other things, the Board of Directors was elected as follows: Pamela Starek. On the same date, Ms. Starek was appointed to the following positions: President, Secretary, Treasurer and Chair of the Board. On March 20, 2002, Ms. Starek tendered her resignation from these positions and Mr. Steve Burwell was appointed to all positions. On April 25, 2002, Mr. Burwell tendered his resignation from these positions and Mr. Henry Starek was appointed to the following positions: President, secretary, treasurer, chair of the board, principle financial officer and principle accounting officer. Mr. Starek is the father of Pamela Starek, our former President. On the same date, Mr. Duane Kilburn was appointed as a Director. Our authorized capital consists of 100,000,000 common shares with $0.001 par value. On or about December 15, 2002, pursuant to Regulation S, we authorized the issuance of 2,500,000 common shares to our President, Mr. Henry Starek, at the price of $0.001 per common share for total gross proceeds to us of $2,500.

On December 20, 2002, we entered into a loan facility agreement with Mr. Starek, wherein we were given access to the sum of $100,000.00 to be drawn down upon and paid back at our discretion. The agreement provides us with the ability to borrow up to $100,000 in any amounts we determine. All amounts drawn down pursuant to this agreement and remaining unpaid shall

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bear interest at the rate of 8% per annum. The amounts advanced, if any, from time to time are unsecured and repayable on demand. To date, no funds have been accessed under this agreement.

On December 20, 2002, our Board of Directors authorized us to proceed, on a best efforts basis, with an offering of up to 7,500,000 of our common shares through a Regulation S offering to non-US residents at the price of $0.005 per share with a view to raising operating capital for the Company.

Between January 1, 2003 and January 31, 2003, pursuant to the exemption from registration provided by Regulation S, we accepted subscription agreements from certain investors to purchase 4,925,000 of our common shares which were offered at a purchase price of $0.005 per common share for total gross proceeds to us of $24,625. The investors that purchased shares of our common stock in this exempt offering are listed in the selling shareholder table with the exception of Mr. Starek and Mr. Kilburn. By a resolution of the Board of Directors, we terminated the offering at January 31, 2003.

On or about February 1, 2003, we entered into arm’s length negotiations with Production Specialties Co, Inc., a California corporation, to acquire an option to purchase an interest in a resource property. On April 1, 2003, we entered into a definitive agreement with Production Specialties Co. Inc., granting us an option to purchase between a Five (5%) percent and Fifty (50%) percent interest in the current ownership by Production Specialties Co. Inc. in a property lying in and around Madera County, California known as “Triangle T Ranch.” On or about February 1, 2003, we paid the sum of $25,000 to Production Specialties Co., Inc. under this option agreement which sum will be applied by Production Specialties Co., Inc. to the total purchase price of the acquisition, which purchase price is dependant on what percentage of the project we elect to purchase. The funds used to purchase this option came from sales of our common stock as described herein and from loans advanced by our former President, Ms. Pamela Starek. The deposit of $25,000 is non-refundable in the event that we do not make a purchase from Production Specialties Co., Inc.

The purchase price is set at $34,000 per percentage point purchased. Therefore, if the minimum of 5% is purchased, the purchase price is $170,000 and if the maximum of 50% is purchased, the purchase price is $1,700,000. Based upon an independent reserve report prepared for Production Specialties Co., Inc., the net present value for the specified interests as of September 1, 2004 is estimated to be $1,386,800 when undiscounted and $1,066,000 and $856,500 when discounted at 5 and 10 percent respectively. Theses calculations represent the net present value for entire ownership interests of Production Specialties Co., Inc. Therefore, if we were to purchase the maximum interest of 50%, we would pay $1,700,000 for a return currently estimated to be half of the $856,500 present worth at 10%. In such circumstance, our purchase price would be more than three times the estimated present worth at 10% value.

Our management has not determined the percentage of the project which we may purchase and expects to make this determination some time prior to March 31, 2005. None of our current or former management has any affiliations or relationships with Production Specialties Co., Inc.

On April 25, 2003, Mr. Duane Kilburn, director, was issued 500,000 common shares under the exemption from registration provided for in Regulation S at the cost of $0.005 per share for total value of $2,500. These shares were issued as compensation for Mr. Kilburn’s service to the Company as a member of the board of directors from April 25, 2002 to April 25, 2003.

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We currently employ one person, namely Henry Starek, who is responsible for all our business activities. Mr. Kilburn sits as a member on the board of directors.

Description of Business and Properties

We are engaged in the exploration, development, acquisition and operation of oil and gas properties. Because oil and gas exploration and development requires significant capital and because our assets and resources are limited, we participate in the oil and gas industry through the purchase of small interests in either producing wells or oil and gas exploration and development projects. To date, we have acquired only an option to purchase a working interest in one such project, the Triangle T Ranch Project.

Triangle T Ranch Project

The Triangle T Ranch Project is a grouping of four producing natural gas wells in an oil and gas field consisting of approximately 14 square miles of lands leased and shot by a 2 dimensional seismic program in 2001, the entire field being known as the Merrill Avenue Gas Field. Within the Triangle T Ranch Project, there are currently four gas producing wells, namely Triangle T 1-28, 1-29, 1-33 and 2-33. In each of Triangle T 1-28 and 2-33, there are two zones: the zone which is currently producing natural gas and the proved non-producing behind pipe zone. The term behind pipe refers to additional pay or zones that contain additional reserves in them and will be opened at a later date. The additional reserves behind pipe are accessed once the currently producing zone is depleted of gas or when it becomes unfeasible to extract gas from the currently producing zone, whichever first occurs. This process is known in the industry as Re-completion. In re-completion, the current producing zones are shut off and the behind pipe zones are opened. It is in these wells that we have an option to purchase a portion.

Originally, the concept for the Triangle T project was to gain structure within the shallower wells previously drilled within the last ten years. After review of the 2 dimensional seismic data, several horizons were discovered and prepared for drilling, namely Triangle T 1-28, 1-29, 1-33 and 2-33. These wells have been producing a combined 3,500 MCF (thousand cubic feet) per day and continue to do so. These wells have heating value range between 630 British Thermal Units (BTU) and 780 BTU. These wells and this property in general has longevity and based on the successes in this area to date along with an anticipated future 3 Dimensional Seismic program, additional unfound gas reserves are expected to be found. This expectation is based data received and interpreted through electronic logs from shooting 3 Dimensional Seismic. Seismic prospecting is a geophysical method of prospecting that utilizes knowledge of the speed of reflected sound waves. Electronic logs measure the time from when a sound wave leaves the source and hits a reflector and then returns to the receiver. This information is used to develop an overview of an area that could contain resources in an unexplored area.

The net present value for the specified interests as of September 1, 2004 is estimated to be $1,386,800 when undiscounted and $1,066,000 and $856,500 when discounted at 5 and 10 percent respectively. Slightly over 40% of these values are derived from the proved non-producing behind pipe reserves. The gross remaining recoverable natural gas reserves are estimated to be 8,462,293 MCF of which approximately 3,467,205 MCF are behind pipe. The estimated net reserves of natural gas is 344,056 MCF of which 149,037 MCF are behind pipe. As of September 2004, the gross wellhead natural gas price was $3.85 per MCF.

The existing and future wells are operated by Lario Oil and Gas (the “Operator”). As such, we will not be considered the operator of these wells. The Operator markets each non-operator’s

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share of gas production from the wells for sale and deducts all royalty burdens and operating expenses prior to the distribution of revenues. We are not responsible for any expenses incurred by, or on behalf of the Operator, in respect of the existing wells, production, marketing, shooting additional 2 or 3 dimensional seismic nor will we be responsible for any of these item until such time as we exercise our Option to Purchase an interest. At that time, we will be responsible for our proportionate share of such expenses and will receive our proportionate share of all income realized from this project.

Competition

The oil and gas industry is highly competitive in all its phases. Our only intention thus far is to participate as an owner of interests in properties such that we are not involved in the actual operation of the extraction operations. Competition is particularly intense with respect to the acquisition of interests in desirable undeveloped crude oil and natural gas properties, which is the focus of our business. The principal competitive factors in the acquisition of such undeveloped crude oil and natural gas properties include the staff and data necessary to identify, investigate and purchase such properties, and the financial resources necessary to acquire interests in such properties. We compete with major and independent crude oil and natural gas companies for properties. Many of these competitors have financial and other resources substantially greater than ours.

Regulatory Background

The federal government and various state and local governments have adopted laws and regulations regarding the protection of human health and the environment. These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas, wetlands, or where pollution might cause serious harm, and impose substantial liabilities for pollution resulting from drilling operations, particularly with respect to operations in onshore and offshore waters or on unsubmerged lands. These laws and regulations may increase the costs of drilling and operating wells. Because these laws and regulations change frequently, the costs of compliance with existing and future environmental regulations cannot be predicted with certainty.

The transportation and certain sales of natural gas in interstate commerce are heavily regulated by agencies of the federal government. Production of any oil and gas by properties in which we may, from time to time, have an interest, will be affected to some degree by state regulations. States have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes, and the regulations promulgated in connection therewith, are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. State regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

Any exploration or production on Federal land will have to comply with the Federal Land Management Planning Act which has the effect generally of protecting the environment. Any exploration or production on private property whether owned or leased will have to comply with the Endangered Species Act and the Clean Water Act. The costs of complying with environmental concerns under any of these acts varies on a case by case basis. In many instances the cost can be prohibitive to development. Environmental costs associated with a particular project must be factored into the overall cost evaluation of whether to proceed with the project.

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There are no costs to us at the present time in connection with compliance with environmental laws. Costs, however, could occur at any time through industrial accident or in connection with a new project. Costs could extend into the millions of dollars for which we could be totally liable. In the event of liability, we would be entitled to contribution from other owners so that our percentage share of a particular project would be the percentage share of our liability on that project. However, other owners may not be willing or able to share in the cost of the liability. Even if the liability is limited to our percentage share, any significant liability would wipe out our assets and resources.

Disclosure

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We have received a going concern opinion from our auditors because we have net losses of over $49,000 since our inception and negative cash flow since inception in addition to no sales. Our stockholders’ deficit as of December 31, 2004 was $19,608 and the deficit accumulated as of December 31, 2004 was $49,233. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

From the date of our incorporation on May 29, 2001 to the present, we have been a development stage company that had no revenues. Our operating activities during this period consisted primarily of our organization, conducting research, acquiring an option in a several mineral properties, which option has expired and acquiring and option to participate in an oil and gas prospect.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles. We have expensed all development expenses related to the establishment of the company.

22

Our operating expenses are classified into five categories:

-	Mineral Property acquisition cost;
-	Oil & Gas Option Cost;
-	Administrative fees;
-	Director’s Fees;
-	Office and Sundry; and
-	Professional fees.

Mineral property acquisition costs consists of $6,500 paid pursuant to an agreement entered into on July 21, 2002 between Barola Oil & Gas Co., Inc. and John R. Poloni & Associates wherein we purchased a 100% interest in four unpatented mining claims located in Ontario, Canada. The funds used to purchase this interest came from sales of our common stock as described herein and from loans advanced by our former President, Ms. Pamela Starek. We have not established the commercial feasibility of the mineral claims and do not expect to in the near future. As such, the total consideration paid has been expensed.

Oil and gas option costs consists of $25,000 paid on February 1, 2003 pursuant to an agreement with Production Specialties Co. Inc., a California corporation dated April 1, 2003 to purchase between a Five (5%) percent and Fifty (50%) percent interest in the current ownership by Production Specialties Co. Inc. in a property lying in and around Madera County, California known as “Triangle T Ranch”. The terms of the agreement contemplate the payment by us to Production Specialties Co. Inc. of a non-refundable deposit in the amount of $25,000 toward the total purchase price, which is dependent on what percentage we elect to purchase. The funds used to purchase this option came from sales of our common stock as described herein and from loans advanced by our former President, Ms. Pamela Starek. The purchase price is set at $34,000 per percentage point purchased. Therefore, if the minimum of 5% is purchased, the purchase price is $170,000 and if the maximum of 50% is purchased, the purchase price is $1,700,000.

Administrative fees consist of compensation paid to consultants. We have incurred no administrative fees in the year ended September 30, 2004, compared to administrative fees incurred in the year ended September 30, 2003 in the amount of $1,800. We have incurred no administrative fees in the three months ended December 31, 2004 or in the same three month period in the prior year. Since our inception we have incurred administrative fees in the amount of $1,800.

Office and sundry refers primarily to our office supplies and expenses, bank charges assessed by our bank and corporation maintenance filings that amounted to $933 in year ended September 30, 2004, compared to $825 for the year ended September 30, 2004. We incurred office and sundry expenses in the amount of $18 for the three months ended December 31, 2004, compared to $321 for the three month period ended December 31, 2003.

Professional fees consist primarily of our accounting, audit fees and legal fees that amounted to $11,600 from our inception to December 31, 2004. Of this amount, we incurred professional fees in the amount of $5,000 during the year ended September 30, 2004. We incurred professional fees in the amount of $5,000 for the three month period ended December 31, 2004, compared to no professional fees in the month period ended December 31, 2003.

During the year ended September 30, 2003, we incurred $2,500 in director fees in consideration for services performed by a director of the Company. Due to our limited working capital and

23

current financial condition, we did not pay any director fees in the year ended September 30, 2004. As a result of our current financial condition, our current directors have agreed to serve as members of the board of directors for no compensation.

Our prospects must be considered highly speculative in light of the risks, expenses and difficulties frequently experienced by companies in early stages of development, particularly companies in rapidly evolving markets like ours.

Results of Operations

We incurred a net loss of $5,933 for the year ended September 30, 2004, compared to a net loss of $30,125 for the year ended September 30, 2003. We incurred a net loss of $5,018 for the three months ended December 31, 2004, compared to a net loss of $321 for the three months ended December 31, 2003. Since inception, we have incurred a net loss of $49,233. This loss is primarily attributed to the $25,000 cost to acquire our mineral and oil and gas option and professional fees.

We do not expect our administrative fees to increase next year but expect them to remain at the current level.

We expect our office and sundry expenses to increase in the next twelve months primarily because we expect our bank charges to increase as we conduct more transactions through our bank in carrying on our business. Also we expect our general office expenses to increase as a direct result of our efforts to become a fully reporting issuer with the Securities and Exchange Commission. We estimate that our office and sundry expenses will be $1,200.

We anticipate that our professional fees will increase in the future for several reasons. Our audit fees will increase in the future because we anticipate becoming a reporting company and filing the requisite quarterly and annual reports with the Securities and Exchange Commission. We are also optimistic that our business activities will increase, which will require auditing procedures over a greater transaction base. In addition, legal fees payable are expected to increase next year as we incur expenses to prepare registration statements. We estimate that our professional fees will be approximately $20,000.

Due to the foregoing factors, our operating results are difficult to forecast. You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development-stage companies in rapidly evolving and regulated markets. We cannot assure you that we will successfully address such risks and challenges. In addition, even though we have an option on an oil and gas prospect, we cannot assure you that it will result in revenues at all or if revenues are generated, that such revenues will be sufficient to permit us to become profitable.

Plan of operations

On December 20, 2002, we entered into a loan facility agreement whereby we are permitted to borrow from Henry Starek, our President, up to $100,000 at any give time on seven day’s notice at an interest rate of 8%. The loan facility agreement does not stipulate any set times or dates for the repayment of principal or interest. The agreement stipulates that all principle and interest owing is due and payable on demand upon 30 days written notice from the lender. Currently, we do not owe and money on this agreement. To date, we have not accessed any of the funds available under the loan facility agreement. We estimate that, at our current level of expenses, we will require approximately $50,000 to maintain operations without revenues for the next

24

twelve months. Since we have access to $100,000 through the loan facility agreement and some cash on hand, we feel that we have sufficient funds to continue operations for, at least, the next twelve months, even if no funds are generated from sales of our common stock pursuant to the within offering. However, we will require financing to expand our business and exercise our option pursuant to the agreement with Production Specialties Co., Inc.

Our initial plan is to raise funds through the sale of our common shares being registered herein. Thereafter, management intends to address the Triangle T Ranch Project by determining what, if any, percentage of the option to exercise pursuant to its agreement with Production Specialties Co., Inc. If management elects to exercise the option, the result will be revenues to the Company in amounts to be determined. The amount of revenues generated by the Triangle T Ranch Project will depend on the number of percentage points of interest we elect to purchase, which election will depend on the amount of cash available at the time of such election and the amount of revenues that the entire Triangle T Ranch Project is generating at the time of exercising the option.

Management also intends to devote time to identifying potential acquisitions and to negotiating favorable terms for such acquisition with a view to creating revenues for the Company. Management intends to research properties with a view to participating as a non-operator such that we will not be responsible for any of the actual drilling, extraction, marketing, sales or shipping of the various resources. Our plan is to acquire various interests in properties that are being operated by other companies such that we can participate only in the costs of the production, as opposed to the actual production, in exchange for a share of revenues generated from such production. At the present time, we have not begun to research or identify other potential acquisitions, but expect to do so within the next twelve months.

During the next twelve months, we expect to be able to maintain operations based on our cash on hand, the access we have to the $100,000 loan facility agreement and the potential to sell some or all of the 3,000,000 common shares being registered for resale. Our plan over the next twelve months is to exercise our option in our existing resource property, namely the Triangle T Ranch Project. Additionally, we intend to seek out additional to-be-identified resource properties in which we intend to acquire interests if we deem them to be commercially viable. We intend to actively seek out viable resource properties in which we may be able to negotiate the purchase of an interest or interests. No such resource properties have been identified as of yet. Other than the Triangle T Ranch Project, we have no other material contracts or agreements with any third parties regarding resource properties.

We will require financing to expand our business and exercise our option pursuant to the agreement with Production Specialties Co., Inc. In the event we are successful in selling all of the 3,000,000 common shares being registered under this prospectus, we do not expect that there would be a need to raise additional funds in the next twelve months. Additionally, we remain entitled to borrow up to $100,000 on the Loan Facility Agreement as we have not yet accessed any of those available funds.

Because the selling shareholder offering is being conducted concurrently with our primary offering, our ability to raise the required funds may be impaired because purchasers may chose to purchase shares of our common stock from the selling shareholder rather than in our offering. Management never entered into any formal registration rights agreement with any of the selling shareholders, but management did make oral representations that we would undertake to register any shares issued in any private offering of our common shares. It is these oral representations to

25

the selling shareholders that account for why we are including the selling shareholder offering with the registration of our primary offering.

Liquidity and Capital Resources

Since the date of our incorporation, we have raised $27,125 though private placements of our common shares. In addition, we have established a loan facility agreement that allows us to borrow up to $100,000 at an interest rate of 8% on all balances drawn down and remaining unpaid. The loan facility is a demand loan, payable on 30 days notice from the lender and it is unsecured. To date, we have not accessed any funds under this agreement. In addition, we hope to raise $450,000 in this offering.

Our operating activities have used cash and non-cash resources of approximately $927 for the year ended September 30, 2004, compared to $27,625 for the year ended September 30, 2003. Our negative operating cash flow since inception has resulted primarily from the net losses that we have incurred during the start-up period as funds were used to establish our business, to acquire the mineral and oil & gas claims, administration fees, director’s fees, professional fees and Office and Sundry expenses.

As at December 31, 2004, we had cash of $233. When combined with ability to borrow an additional $100,000 pursuant to the terms of the loan facility agreement, we anticipate having sufficient funds to maintain operations for the next twelve months. However, we will require financing to expand our business and exercise our option pursuant to the agreement with Production Specialties Co., Inc.

If cash generated from operations is insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Additionally funding may not be available on favorable terms or at all.

Description of Property

We operate from offices located at 852 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1C8. These facilities are provided to us by Henry Starek, our president, at no cost to the company. This facility functions as our main operating facility and is expected to be sufficient for our purposes for the foreseeable future.

Certain Relationships and Related Transactions

We intend that any transactions between us and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date, several related party transactions have taken place.

First, we were originally capitalized by Ms. Pamela Starek, our former President and Director who loaned the Company an aggregate of $7,500 comprised of $1,000 on May 14, 2002 and $6,500 on July 17, 2002. The loan is unsecured and payable on demand without interest. The outstanding balance on the loans received from Ms. Starek is currently $6,500.

Second, we entered into a loan facility agreement with our President, Mr. Henry Starek wherein he agreed to loan us up to $100,000 at an interest rate of 8% per annum on all amounts drawn down and remaining unpaid. This loan facility is unsecured and is payable on demand. To date,

26

we have not accessed the funds available under the Loan Facility Agreement and there is no balance outstanding at this time.

Third, we issued to Duane Kilburn, one of our directors, 500,000 common voting shares at the cost of $0.005 per share as stock based compensation for services rendered to the company in his capacity as director for the period from April 25, 2002 to April 25, 2003. For these twelve months of service to us, we valued Mr. Kilburn’s compensation at $2,500. We are confident that this transaction was at least as favorable to us as we would have negotiated with a third party.

27

Executive Compensation

The following table sets forth the executive compensation for our executives for the last three fiscal years:

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awarded ($)	Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Henry Starek	President, CEO, CFO, Secretary, & Treasurer	2004 2003 2002	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Steve Burwell	Former President, CEO, CFO, Secretary, & Treasurer	2004 2003 2002	n/a n/a 0	n/a n/a 0	n/a n/a 0	n/a n/a 0	n/a n/a 0	n/a n/a 0	n/a n/a 0
Pamela Starek	Former President, CEO, CFO, Secretary, & Treasurer	2004 2003 2002	n/a n/a 0 0	n/a n/a 0 0	n/a n/a 0 0	n/a n/a 0 0	n/a n/a 0 0	n/a n/a 0 0	n/a n/a 0 0

Director Compensation

We currently have two directors, Mr. Henry Starek and Mr. Duane Kilburn

We have not entered into any employment agreements with Mr. Starek or Mr. Kilburn. We intend on compensating Mr. Starek as an employee and/or as a director in the future at market rates once the company becomes profitable.

There are no standard arrangements for the compensation of directors.

Mr. Kilburn received 500,000 common voting shares at a cost of $0.005 per share for total stock based compensation of $2,500 for services rendered to the company as a director for the period of April 25, 2002 to April 25, 2003.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at our next Board of Directors’ meeting.

Additional Information

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all of the information contained in the registrations statement, and you should refer to the registration statement and our exhibits for further information.

28

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

Transfer Agent and Registrar

The registrar and transfer agent for our common shares is Holiday Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona, USA, 85251. Phone: 480.481.3940.

Representations
----------------------
No finder, dealer, sales person or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

29

FINANCIAL STATEMENTS

30

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 AND 2003
(Stated in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors
Barola Oil & Gas Co. Inc.
(An exploration stage company)

We have audited the balance sheets of Barola Oil & Gas Co. Inc. (an exploration stage company) as at September 30, 2004 and 2003, and the statements of operations, cash flows, and stockholders’ deficiency for the years ended September 30, 2004 and 2003, and for the period from May 29, 2001 (date of inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 2004 and 2003, and the results of its operations and its cash flows for the years ended September 30, 2004 and 2003, and for the period from May 29, 2001 (date of inception) to September 30, 2004, in conformity with United States of America generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered net losses and negative cash flows from operations since its inception that raise substantial doubt about its ability to continue as a going concern. Management’s plans as to this matter are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                                                                                                                                                            “Morgan & Company”

January 21, 2005                                                                                                                                                                             Chartered Accountants

F-1

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

BALANCE SHEETS
(Stated in U.S. Dollars)

	SEPTEMBER 30
	2004	2003

ASSETS

Current
Cash	$251	$678

LIABILITIES

Current
Accounts payable and accrued liabilities	$6,841	$1,835
Loan payable (Note 5)	8,000	7,500
	14,841	9,335

SHAREHOLDER’S DEFICIENCY

Share Capital
Authorized:
100,000,000 common shares, par value with $0.001 per share

Issued:
7,925,000 common shares at September 30, 2004 and
2003	7,925	7,925

Additional paid-in capital	21,700	21,700

Deficit Accumulated During The Exploration Stage	(44,215)	(38,282)
	(14,590)	(8,657)

	$251	$678

The accompanying notes are an integral part of these financial statements.

F-2

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)

			PERIOD FROM
			INCEPTION
			MAY 29
	YEARS ENDED		2001 TO
	SEPTEMBER 30		SEPTEMBER 30
	2004	2003	2004

Expenses
Mineral property acquisition cost (Note 3)	$-	$-	$6,500
Option deposit on oil and gas prospect (Note 4)	-	25,000	25,000
Administration fees	-	1,800	1,800
Director’s fees	-	2,500	2,500
Office and sundry	933	825	1,815
Professional fees	5,000	-	6,600

Loss For The Year	$5,933	$30,125	$44,215

Basic And Diluted Loss Per Share	$(0.01)	$(0.01)

Weighted Average Number Of Shares Outstanding	7,925,000	3,819,384

The accompanying notes are an integral part of these financial statements.

F-3

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

			PERIOD FROM
			INCEPTION
			MAY 29
	YEARS ENDED		2001 TO
	SEPTEMBER 30		SEPTEMBER 30
	2004	2003	2004

Operating Activities
Net loss for the year	$(5,933)	$(30,125)	$(44,215)
Adjustment for non-cash item:
Shares issued for directors’ fees	-	2,500	2,500

Change in non-cash working capital item:
Accounts payable and accrued liabilities	5,006	-	6,841
	(927)	(27,625)	(34,874)

Financing Activities
Issue of share capital	-	27,125	27,125
Loan payable	500	235	8,000
	500	27,360	35,125

Increase (Decrease) In Cash	(427)	(265)	251

Cash, Beginning Of Year	678	943	-

Cash, End Of Year	$251	$678	$251

The accompanying notes are an integral part of these financial statements.

F-4

BAROLA OIL & GAS CO. INC
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

PERIOD FROM INCEPTION ON MAY 29, 2001 TO SEPTEMBER 30, 2004
(Stated in U.S. Dollars)

				DEFICIT
	COMMON STOCK			ACCUMULATED
	NUMBER OF		ADDITIONAL	DURING THE
	COMMON	par	PAID IN	EXPLORATION
	SHARES	VALUE	CAPITAL	STAGE	TOTAL

Balance, May 29, 2001	-	$-	$-	$-	$-

Loss for the period	-	-	-	-	-

Balance, September 30, 2001	-	-	-	-	-

Loss for the year	-	-	-	(8,157)	(8,157)

Balance, September 30, 2002	-	-	-	(8,157)	(8,157)

Shares issued for cash at $0.001	2,500,000	2,500	-	-	2,500
Shares issued for cash at $0.005	4,925,000	4,925	19,700	-	24,625
Shares issued for director fees at $0.005	500,000	500	2,000	-	2,500
Loss for the year	-	-	-	(30,125)	(30,125)

Balance, September 30, 2003	7,925,000	7,925	21,700	(38,282)	(8,657)

Loss for the year	-	-	-	(5,933)	(5,933)

Balance, September 30, 2004	7,925,000	$7,925	$21,700	$(44,215)	$(14,590)

The accompanying notes are an integral part of these financial statements.

F-5

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 AND 2003
(Stated in U.S. Dollars)

1.   OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on May 29, 2001.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company commenced its exploration stage activities by acquiring an exploration prospect in the mining sector, however, during the past year, it has also secured an option to purchase an interest in a producing oil and gas prospect.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $44,215 for the period from inception, May 29, 2001, to September 30, 2004 and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its natural resource interests. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	SIGNIFICANT ACCOUNTING POLICIES

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

F-6

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 AND 2003
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

b)	Mineral Property Option Payments and Exploration Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)	Oil and Gas Property Interests

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”). Accordingly, all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized. All general corporate costs are expensed as incurred. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded. Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis. Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis. The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.

d)	Asset Retirement Obligations

The Company follows the provisions of Statement of Financial Accounting Standards No. 143 - “Accounting for Asset Retirement Obligations” (SFAS No. 143”), which requires that asset retirement cost be capitalized as part of the cost of the related long lived asset, and subsequently allocated to expense using a systematic and rational method.

e)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)	monetary items at the rate prevailing at the balance sheet date;
ii)	non-monetary items at the historical exchange rate;
iii)	revenue and expense at the average rate in effect during the applicable accounting period.

F-7

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 AND 2003
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)	Income Taxes

The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109 - “Accounting for Income Taxes”, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

g)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At September 30, 2004 and 2003, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

h)	Financial Instruments

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, and loan payable. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

F-8

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 AND 2003
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)	Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 150 - “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers’ classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company’s results of operations or financial position.

FASB has also issued SFAS No. 145, 146, 147 and 149 but they will not have any relationship to the operations of the Company, therefore, a description of each and their respective impact on the Company’s operations have not been disclosed.

3.	MINERAL PROPERTY INTEREST

The Company has acquired a 100% interest in four unpatented mining claims located in Ontario, Canada, for cash consideration of $6,500. Since the Company has not established the commercial feasibility of the mineral claims, the acquisition costs have been expensed.

4.	OPTION ON OIL AND GAS PROSPECT

The Company has made a non-refundable payment of $25,000 to secure an option, until October 1, 2005, to acquire not less than 5% and not more than 50% of the optionor’s 5.3% working interest in an oil and gas prospect area located in Madera County, California. In the event the Company exercises the option, the purchase price shall be $34,000 per percentage point acquired, that is, a purchase price ranging from $170,000 to $1,700,000.

F-9

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 AND 2003
(Stated in U.S. Dollars)

5.	LOAN PAYABLE

The loan payable is interest free, unsecured, repayable on demand and owing to a director.

6.	LOAN FACILITY

On December 20, 2002, the Company entered into an unsecured loan facility agreement to a maximum of $100,000 with a director. The amount drawn down under the loan facility bears interest at 8% per annum and is repayable 30 days after a demand for repayment is received from the lender. As at September 30, 2004, no funds have been advanced to the Company.

7.	RELATED PARTY TRANSACTION

During the year ended September 30, 2003, the Company issued 500,000 common shares with a fair value of $2,500 for director’s fees for services rendered to the Company.

F-10

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2004
(Unaudited)
(Stated in U.S. Dollars)

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

BALANCE SHEET
(Unaudited)
(Stated in U.S. Dollars)

	DECEMBER 31	SEPTEMBER 30
	2004	2004

ASSETS

Current
Cash	$233	$251

LIABILITIES

Current
Accounts payable	$11,841	$6,841
Loan payable (Note 6)	8,000	8,000
	19,841	14,841

SHAREHOLDER’S DEFICIENCY

Share Capital
Authorized:
100,000,000 common shares, par value with $0.001 per share

Issued:
7,925,000 common shares at December 31, 2004 and September 30, 2004	7,925	7,925

Additional paid-in capital	21,700	21,700

Deficit Accumulated During The Exploration Stage	(49,233)	(44,215)
	(19,608)	(14,590)

	$233	$251

F-11

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

STATEMENT OF LOSS AND DEFICIT
(Unaudited)
(Stated in U.S. Dollars)

			PERIOD FROM
			INCEPTION
			MAY 29
	THREE MONTHS ENDED		2001 TO
	DECEMBER 31		DECEMBER 31
	2004	2003	2004

Expenses
Mineral property acquisition cost (Note 4)	$-	$-	$6,500
Option on oil and gas prospect (Note 5)	-	-	25,000
Administration fees	-	-	1,800
Directors’ fees	-	-	2,500
Office and sundry	18	321	1,833
Professional fees	5,000	-	11,600

Net Loss For The Period	5,018	321	$49,233

Deficit Accumulated During The Exploration Stage, Beginning Of Period	44,215	38,282

Deficit Accumulated During The Exploration Stage, End Of Period	$49,233	$38,603

Basic And Diluted Loss Per Share	$0.01	$0.01

Weighted Average Number Of Shares Outstanding	7,925,000	7,925,000

F-12

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

STATEMENT OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

			PERIOD FROM
			INCEPTION
			MAY 29
	THREE MONTHS ENDED		2001 TO
	DECEMBER 31		DECEMBER 31
	2004	2003	2004

Cash Flows From Operating Activities
Net loss for the period	$(5,018)	$(321)	$(49,233)
Adjustment for non-cash item:
Shares issued for directors’ fees	-	-	2,500

Change in non-cash working capital item:
Accounts payable	5,000	303	11,841
	(18)	(18)	(34,892)

Cash Flows From Financing Activities
Issue of share capital	-	-	27,125
Share subscriptions receivable	-	-	-
Loans and advances payable	-	-	8,000
	-	-	35,125

Increase (Decrease) In Cash	(18)	(18)	233

Cash, Beginning Of Period	251	678	-

Cash, End Of Period	$233	$660	$233

F-13

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

DECEMBER 31, 2004
(Unaudited)
(Stated in U.S. Dollars)

				DEFICIT
	COMMON STOCK			ACCUMULATED
	NUMBER OF		ADDITIONAL	DURING THE
	COMMON	par	PAID IN	EXPLORATION
	SHARES	VALUE	CAPITAL	STAGE	TOTAL

Balance September 30, 2001	-	$-	$-	$-	$-

Net loss for the year	-	-	-	(8,157)	(8,157)

Balance, September 30, 2002	-	-	-	(8,157)	(8,157)

Shares issued for cash at $0.001	2,500,000	2,500	-	-	2,500
Shares issued for cash at $0.005	4,925,000	4,925	19,700	-	24,625
Shares issued for directors’ fees at $0.005	500,000	500	2,000	-	2,500
Net loss for the year	-	-	-	(30,125)	(30,125)

Balance, September 30, 2003	7,925,000	7,925	21,700	(38,282)	(8,657)

Net loss for the year	-	-	-	(5,933)	(5,933)

Balance, September 30, 2004	7,925,000	7,925	21,700	(44,215)	(14,590)

Net loss for the period	-	-	-	(5,018)	(5,018)

Balance, December 31, 2004	7,925,000	$7,925	$21,700	$(49,233)	$(19,608)

F-14

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004
(Unaudited)
(Stated in U.S. Dollars)

1.	BASIS OF PRESENTATION

The unaudited financial statements as of December 31, 2004 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States of America generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the September 30, 2004 audited financial statements and notes thereto.

2.   OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on May 29, 2001.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company commenced its exploration stage activities by acquiring an exploration prospect in the mining sector, however, during the past year, it has also secured an option to purchase an interest in a producing oil and gas prospect.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $49,233 for the period from inception, May 29, 2001, to December 31, 2004 and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its natural resource interests. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

F-15

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004
(Unaudited)
(Stated in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

b)	Mineral Property Option Payments and Exploration Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)	Oil and Gas Property Interests

The Company accounts for its oil and gas producing activities using the full cost method of accounting as prescribed by the United States Securities and Exchange Commission (“SEC”). Accordingly, all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals are capitalized. All general corporate costs are expensed as incurred. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded. Amortization of evaluated oil and gas properties is computed on the units of production method based on all proved reserves on a country-by-country basis. Unevaluated oil and gas properties are assessed at least annually for impairment either individually or on an aggregate basis. The net capitalized costs of evaluated oil and gas properties (full cost ceiling limitation) are not to exceed their related estimated future net revenues discounted at 10%, and the lower of cost or estimated fair value of unproved properties, net of tax considerations.

F-16

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004
(Unaudited)
(Stated in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

d)	Asset Retirement Obligations

The Company follows the provisions of Statement of Financial Accounting Standards No. 143 - “Accounting for Asset Retirement Obligations” (SFAS No. 143”), which requires that asset retirement cost be capitalized as part of the cost of the related long lived asset, and subsequently allocated to expense using a systematic and rational method.

e)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)	monetary items at the rate prevailing at the balance sheet date;
ii)	non-monetary items at the historical exchange rate;
iii)	revenue and expense at the average rate in effect during the applicable accounting period.
f)	Income Taxes

The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109 - “Accounting for Income Taxes”, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

g)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2004, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

F-17

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004
(Unaudited)
(Stated in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

h)	Financial Instruments

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, and loan payable. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

i)	Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 150 - “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers’ classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company’s results of operations or financial position.

FASB has also issued SFAS No. 145, 146, 147 and 149 but they will not have any relationship to the operations of the Company, therefore, a description of each and their respective impact on the Company’s operations have not been disclosed.

4.	MINERAL PROPERTY INTEREST

The Company has acquired a 100% interest in four unpatented mining claims located in Ontario, Canada, for cash consideration of $6,500. Since the Company has not established the commercial feasibility of the mineral claims, the acquisition costs have been expensed.

F-18

BAROLA OIL & GAS CO. INC.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004
(Unaudited)
(Stated in U.S. Dollars)

5.	OPTION ON OIL AND GAS PROSPECT

The Company has made a non-refundable payment of $25,000 to secure an option, until October 1, 2005, to acquire not less than 5% and not more than 50% of the optionor’s 5.3% working interest in an oil and gas prospect area located in Madera County, California. In the event the Company exercises the option, the purchase price shall be $34,000 per percentage point acquired, that is, a purchase price ranging from $170,000 to $1,700,000.

6.	LOAN PAYABLE

The loan payable is interest free, unsecured, repayable on demand and owing to a director.

7.	LOAN FACILITY

On December 20, 2002, the Company entered into an unsecured loan facility agreement to a maximum of $100,000 with a director. The amount drawn down under the loan facility bears interest at 8% per annum and is repayable 30 days after a demand for repayment is received from the lender. As at December 31, 2004, no funds have been advanced to the Company.

F-19

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of The Nevada Revised Statutes. Any repeal or modification of our Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any of our directors or officers for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Securities and Exchange Commission registration fee	$ 208
Transfer Agent Fees	$ 1,500
Accounting fees and expenses	$ 7,500
Legal fees and expenses	$ 9,792
Blue Sky fees and expenses	$ 5,000
Printing and Engraving Expenses	$ 1,000
Total (1)	$ 25,000 ========

(1) If underwriters are used to sell the offering, they will be paid commissions of up to 10% creating additional offering expenses of $45,000 if all shares offered by Barola are sold.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

(a)    Securities issued and sold:

1.    On or about December 15, 2002, pursuant to Regulation S, we authorized the issuance of 2,500,000 common shares to our President, Mr. Henry Starek, at the price of $0.001 per common share for total gross proceeds to us of $2,500. With respect to the value of the securities, we determined that the par value of $0.001 was the fair market value of the shares

31

since the Company’s securities had no value in excess of par value at this time. Mr. Starek was our President and a Director at all time prior to this issuance and he was and is a resident of Canada. This issuance was made outside of the United States and no direct selling efforts were made in the United States. This offering was made pursuant to Regulations S of the Securities Act of 1933, as amended.

2.    Between January 1, 2003 and January 31, 2003, pursuant to the exemption from registration provided by Regulation S, we accepted subscription agreements from the investors whose names are included in the table below to purchase 4,925,000 of our common shares, which were offered at a purchase price of $0.005 per common share for total gross proceeds to us of $24,625. For this offering we offered our shares of common stock to a limited number of offerees with whom we had a pre-existing relationship. Each of the investors in our company are friends of business associates of Mr. Starek, the director of the company. None of the purchasers of shares were residents of the United States and each purchaser was, either accredited or we reasonably believed had such knowledge and experience in financial and business matters that each was capable of evaluating the merits and risks of their investment. Each of theses sales of securities were made outside of the United States and no directed selling efforts were made in the United States. For each offering, we discussed with each purchaser in, what we believed to be, reasonable detail the various aspects, including the risks, relating to a purchase of our common shares.

3.    We issued 500,000 common voting shares to Mr. Duane Kilburn at the cost of $0.005 per share for total stock based compensation to him of $2,500 for services rendered to the company as a director for the period from April 25, 2002 to April 25, 2003. Mr. Kilburn at all times has been a resident of Canada. As such, this issuance was made pursuant to the exemption from registration provided by Regulation S. The amount of compensation represented by this issuance was negotiated in good faith between Mr. Starek, president and Mr. Kilburn and believe it to be reasonable.

As of February 17, 2005, there were 7,925,000 shares of our common stock outstanding.

Name of Beneficial Owner	Residency	Number of Shares	Proceeds
Henry Starek	Vancouver, British Columbia	2,500,000	$2,500
Duane Kilburn	Richmond, British Columbia	500,000	$2,500
Jean Currie	Regina, Saskatchewan	375,000	$1,875
Dianne Lasik	Regina Beach, Saskatchewan	375,000	$1,875
Butch Lasik	Regina Beach, Saskatchewan	375,000	$1,875
John Campbell Currie	Regina, Saskatchewan	375,000	$1,875
Beverly Currie	Regina, Saskatchewan	375,000	$1,875
Doug McGinn	White Rock, British Columbia	375,000	$1,875
Carleen Currie	New Westminster, British Columbia	375,000	$1,875
Mike Lamont	Langley, British Columbia	375,000	$1,875
Laurel Lamont	Langley, British Columbia	375,000	$1,875
Massimo Cusano	North Vancouver, British Columbia	250,000	$1,250
Marcella Cusano	North Vancouver, British Columbia	250,000	$1,250
Douglas Bolen	Vancouver, British Columbia	250,000	$1,250
Jennifer Crosby	Vancouver, British Columbia	250,000	$1,250
Aaron Keay	North Delta, British Columbia	25,000	$125

32

Scott Simser	Vancouver, British Columbia	25,000	$125
Michael Veinot	Vancouver, British Columbia	25,000	$125
Hugh McPherson	Delta, British Columbia	25,000	$125
Carol McPherson	Delta, British Columbia	25,000	$125
Francis Buys	North Vancouver, British Columbia	25,000	$125
Toni Vodola	Vancouver, British Columbia	25,000	$125
Scott Duncan	Coquitlam, British Columbia	25,000	$125
Marlene Duncan	Coquitlam, British Columbia	25,000	$125
R.B. Duncan	New Westminster, British Columbia	25,000	$125
Mary Duncan	New Westminster, British Columbia	25,000	$125
Nancy Quinlan	West Vancouver, British Columbia	25,000	$125
Holly Duncan (Custodian for Case Buys)	North Vancouver, British Columbia	25,000	$125
Holly Duncan	North Vancouver, British Columbia	25,000	$125
Sheila Starek	Vancouver, British Columbia	25,000	$125
Wendy Clayford	Vancouver, British Columbia	25,000	$125
Darren Starek	Vancouver, British Columbia	25,000	$125
Brad Morrice	Vancouver, British Columbia	25,000	$125
Janice Morrice	Vancouver, British Columbia	25,000	$125
Carlos Cervantes	Vancouver, British Columbia	25,000	$125
Massimo Piscopo	Burnaby, British Columbia	25,000	$125
Carla Piscopo	Burnaby, British Columbia	25,000	$125
TOTAL		7,925,000	$27,125

(b)    Underwriters and Other Purchasers.
                           Not Applicable

(c)    Consideration
                           See (a) above

(d)    Exemption from Registration Claimed.
                           See (a) above

33

ITEM 27. EXHIBITS

A.    EXHIBITS

The following exhibits are attached hereto:

Exhibit Number	Title
3.1	Articles of Incorporation of Barola Oil & Gas Co. Inc. [1]
3.2	Bylaws of Barola Oil & Gas Co. Inc. [1]
4.1	Specimen of ordinary share certificate [1]
4.2	Subscription Agreement [3]
5.1	Opinion of Cane & Associates, LLP as to the validity of the securities offered herby [4]
10.1	Material Contract - Loan Facility Agreement - Henry Starek [2]
10.2	Material Contract - Agreement of Purchase - Triangle “T” Prospect [2]
10.3	Material Contract - Amendment to Option Agreement [4]
23.1	Consent of Morgan & Company, Chartered Accountants
23.2	Consent of Cane & Associates, LLP (specified in Exhibit 5.1)
24.1	Power of Attorney (Contained on the signature pages of this Registration Statement)

(1)                  Previously filed as an exhibit on the Registration Statement on Form SB-2 on May 5, 2004.
(2)	Previously filed as an exhibit on the Registration Statement on Form SB-2 on September 14, 2004
(3)	Previously filed as an exhibit on the Registration Statement on Form SB-2 on November 2, 2004
(4)	Previously filed as an exhibit on the Registration Statement on Form SB-2 on January 26, 2005

B.    FINANCIAL STATEMENT SCHEDULES

All schedules are omitted because they are not applicable or the required information is shown in out consolidated financial statements and related notes attached to this prospectus.

ITEM 28. UNDERTAKINGS

The undersigned small business issuer hereby undertakes:

(1) The undersigned Registrant hereby undertakes to:

(2) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

    (i) Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");

34

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) Include any additional changed material information on the plan of distribution.

(3) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering thereof.

(4) File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

(5) Provide to the transfer agent at the closing, certificates in such denominations and registered in such names as are required by the transfer agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We will file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Starek his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

35

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on February 17, 2005.

BAROLA OIL & GAS CO. INC.

SIGNATURE                                                                                                                         TITLE

                                                                                                                                              President, Secretary, Treasurer, Chief
/s/ Henry Starek                                                                                                                      Executive Officer, Principal
Henry Starek                                                                                                                          Financial Officer, Principal Accounting
                                                                                                                                              Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 17, 2005.

SIGNATURE                                                                                                                         TITLE

                                                                                                                                              President, Secretary, Treasurer, Chief
/s/ Henry Starek                                                                                                                      Executive Officer, Principal
Henry Starek                                                                                                                          Financial Officer, Principal Accounting
                                                                                                                                              Officer, and Director

/s/ Duane Kilburn                                                                                                                    Director
Duane Kilburn

36